As filed with the Securities and Exchange Commission on April 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HALL, KINION & ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0337705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Rowland Way, Suite 200

Novato, California 94945

(415) 895-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan

Hall, Kinion & Associates, Inc.’s IT Professional Stock Option Plan

(Full title of the plans)

BRENDA C. RHODES

Chief Executive Officer and Director

HALL, KINION & ASSOCIATES, INC.

75 Rowland Way, Suite 200

Novato, California 94945

(415) 895-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

LAWRENCE CALOF, ESQ.

Gibson, Dunn & Crutcher LLP

1530 Page Mill Road

Palo Alto, California 94304

(650) 849-5300

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

1997 Stock Option Plan Common Stock, $.001 par value per share	380,528	$1.720 per share	$654,508	$52.95

IT Professional Stock Option Plan Common Stock, $.001 par value per share	190,264	$1.720 per share	$327,254	$26.47

(1)	This Registration Statement relates to the registration of additional securities under the registrant’s 1997 Stock Option Plan (the “1997 Plan”) and the IT Professional Stock Option Plan (the “IT Plan” and with the 1997 Plan, the “Plans”). Under the original Registration Statements (file nos. 333-38635, 333-68229, 333-93663, 333-42192, 333-67716, and 333-84856) relating to the 1997 Plan, the registrant registered 4,127,644 shares (as well as options and other rights to acquire or purchase shares). Under the original Registration Statements (file nos. 333-38635, 333-68229, 333-93663, 333-42192, 333-67716, and 333-84856) relating to the IT Plan, the registrant registered 1,167,626 shares (as well as options and other rights to acquire or purchase shares).

(2)	This Registration Statement covers, in addition to the number of shares of Common Stock, $.001 par value, stated in the table, options and other rights to purchase or acquire the shares of Common Stock under the Plans and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 7, 2003.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT

BY REFERENCE

Under the Hall, Kinion & Associates, Inc.’s (the “Company”) 1997 Stock Option Plan (the “1997 Plan”), the number of shares of Common Stock available for issuance under the 1997 Plan automatically increased on the first trading day each calendar year beginning January 1, 1998, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the trading day immediately preceding January 1; but in no event shall any such annual increase exceed 500,000 shares. There were 12,684,263 shares of Common Stock outstanding on December 31, 2002, the trading day immediately preceding January 1, 2003, and therefore, 380,528 additional shares of Common Stock are authorized for issuance under the 1997 Plan.

Under the Company’s IT Professional Plan (the “IT Plan”), the number of shares of Common Stock available for issuance under the IT Plan automatically increased on the first trading day each calendar year beginning January 1, 1998, by an amount equal to one and a half percent (1.5%) of the shares of Common Stock outstanding on the trading day immediately preceding January 1. There were 12,684,263 shares of Common Stock outstanding on December 31, 2002, the trading day immediately preceding January 1, 2003, and therefore, 190,264 additional shares of Common Stock are authorized for issuance under the IT Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 380,528 shares authorized under the 1997 Plan and the additional 190,264 shares authorized under the IT Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements referenced in footnote 1 on the cover page. The contents of such prior Registration Statements are incorporated herein by reference.

PART I

ITEM 1.    PLAN INFORMATION.

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Hall, Kinion & Associates, Inc. with the Securities and Exchange Commission are by this reference incorporated in and made a part of this Registration Statement:

(a)	Registration Statement No. 333-38635 on Form S-8 as filed on October 24, 1997 relating to Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

(b)	Registration Statement No. 333-68229 on Form S-8 as filed on December 2, 1998 relating to Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

(c)	Registration Statement No. 333-93663 on Form S-8 as filed on December 28, 1998 relating to Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

(d)	Registration Statement No. 333-42192 on Form S-8 as filed on July 25, 2000 relating to Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

(e)	Registration Statement No. 333-67716 on Form S-8 as filed on August 16, 2001 relating to Hall, Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

(f)	Registration Statement No. 333-84856 on Form S-8 as filed on March 25, 2002 relating to Hall Kinion & Associates, Inc.’s 1997 Stock Option Plan and IT Professional Plan.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Auditors

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24	Power of Attorney (included on Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on the 11th day of April, 2003.

HALL, KINION & ASSOCIATES, INC.

By:	/s/ BRENDA C. RHODES
Brenda C. Rhodes Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Kropelnicki and David Healey his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Brenda C. Rhodes Brenda C. Rhodes	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2003

/s/ Martin A. Kropelnicki Martin A. Kropelnicki	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 11, 2003

/s/ Herbert I. Finkelman Herbert I. Finkelman	Director	April 11, 2003

/s/ Jack F. Jenkins-Stark Jack F. Jenkins-Stark	Director	April 11, 2003

/s/ Michael S. Stein Michael S. Stein	Director	April 11, 2003

/s/ Todd J. Kinion Todd J. Kinion	Director	April 11, 2003

/s/ Jon H. Rowberry Jon H. Rowberry	Director	April 11, 2003

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Auditors

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24	Power of Attorney (included on Signature Page)